CONVERTIBLE PROMISSORY NOTE
                                (PARI PASSU DEBT)

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Borrower:     Goodrich Petroleum Company, L.L.C.
              333 Texas Street
              Suite 1375
              Shreveport, Louisiana 71101

Lender:
              -------------------------------------

              -------------------------------------

              -------------------------------------

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Principal Amount:  $                            Interest Rate:   8.0 %
                    ------------------                         --------
Date of Note:
               -----------------------

PROMISE TO PAY.
---------------

         Goodrich  Petroleum  Company,  L.L.C.  ("Borrower")  promises to pay to
                      ("Lender"), or order, in lawful money of the United States
----------------------
of America, the principal amount of ($ ), or so much as may be outstanding, together with interest on the unpaid outstanding principal balance from the Date of Note, as indicated above, until such balance is paid in full. This Convertible Promissory Note executed by Borrower in favor of Lender shall be referred to as a "Note".

1.       PAYMENT OF PRINCIPAL AND ACCRUED INTEREST.
         ------------------------------------------

     Beginning as of the date of this Note first written above (the "Date of Note") and continuing until the outstanding principal balance is paid in full, interest will accrue at an annual rate of Eight Percent (8.0%). Interest will be computed on a 365/360 day basis compounding monthly; that is in each month 1/360 of the Eight Percent (8.0%) annual interest rate, will be multiplied by (a) the sum of (i) the outstanding principal balance and (ii) accumulated interest outstanding as of the end of the prior month and (b) the actual number of days that the principal was outstanding in such month.

     1.1 Interest Accrual Period. Beginning as of the Date of Note first written above and continuing through October 1, 2002 (the "Interest Accrual Period"), interest shall accrue at an annual rate of Eight Percent (8.0%), compounding on the last date of each calendar month as described above; provided, however, if the Collateral Agent commences any action (judicial or extrajudicial) against any collateral held by it pursuant to the terms of the Collateral Agency Agreement, then such interest as may thereafter accrue shall be payable monthly, in arrears, on or before the first day of each month thereafter. If on October 1, 2002, the common stock of Goodrich Petroleum Corporation, a Delaware Corporation ("Goodrich-Delaware") has a closing price of at least $4.00 per share, as adjusted pursuant to Section 3.2 hereof (the "First Benchmark Stock Price"), then, at Borrower's option the Interest Accrual Period shall be extended to October 1, 2003 (the "First Extension Option"). If Borrower exercised the First Extension Option, and if on October 1, 2003, the common stock of Goodrich-Delaware has a closing price of at least $5.00 per share, as adjusted pursuant to Section 3.2 hereof (the "Second Benchmark Stock Price"), then, at Borrower's option, the Interest Accrual Period shall be extended to October 1, 2004 (the "Second Extension Option").

     1.2 Principal Repayment Period. Beginning as of the end of the Interest Accrual Period (initially October 1, 2002, but as may be adjusted pursuant to Section 1.1 above), the sum of all principal and accrued interest through the

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last day of the Interest  Accrual  Period shall be repaid in  twenty-four  equal monthly installments beginning on the last day of the Interest Accrual Period and continuing on the first day of the subsequent twenty-three months. The period of time beginning on the last day of the Interest Accrual Period and ending on the first day of the month that is twenty- three months after the last day of the Interest Accrual Period shall be referred to as the "Principal Repayment Period". For example, if the last day of the Interest Accrual Period is October 1, 2002, the Principal Repayment Period shall be from October 1, 2002 through September 1, 2004.

     1.3 Payment of Interest. During the Principal Repayment Period, all interest that accrues beginning on the last day of the Interest Accrual Period (initially October 1, 2002, but as may be adjusted by the First Extension Option, or the Second Extension Option), shall be paid monthly on the first day of each of the following months during the Principal Repayment Period.

2.       CONVERSION OF PRINCIPAL AND ACCRUED INTEREST.
         ---------------------------------------------

     Beginning as of the Date of this Note first written above and continuing until all accrued interest and the outstanding principal balance is paid in full, Lender may, at its option pursuant to the terms hereof, by delivering to Borrower a Conversion Notice, as defined in Section 2.2, elect to require
Borrower to convert all or part of the accrued interest and outstanding principal that is owing into shares of Goodrich-Delaware's common stock as follows:

     2.1 Conversion. Some or all of the accrued interest and principal amount outstanding shall be convertible into a number of shares of Goodrich-Delaware's common stock, which number of shares shall be equal to the quotient of (a) the total accrued interest and outstanding principal subject to conversion divided by (b) the Conversion Price, as defined in Section 3.1 (the "Conversion Option").

     2.2 Conversion Notice. "Conversion Notice" shall mean the written notice that Lender may, at its option, give to Borrower, notifying Borrower of Lender's decision to exercise a Conversion Option to convert some or all of the accrued interest and outstanding principal into shares of Goodrich-Delaware's common stock. Borrower will deliver to Lender the required shares of Goodrich-Delaware's common stock within five (5) business days of receiving the Conversion Notice.

     2.3 Minimum Conversion Amount. Each Conversion Notice given by Lender to Borrower shall be for no less that 10% of the total amount of outstanding principal and accrued interest owing under this Note from Borrower to Lender at the time that the Conversion Notice is given.

3.       CONVERSION PRICE.
         -----------------

     3.1 Conversion Price. The "Conversion Price" as used herein shall mean $4.00, as adjusted pursuant to Section 3.2 hereof.


     3.2 Adjustment to Conversion Price.

          3.2.1 Definitions. As used in this Section 3.2 the following terms shall have the following respective meanings:

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               (a) "Common Stock" shall mean shares of the presently  authorized common stock of Goodrich-Delaware and any stock into which such common stock may hereafter be exchanged.

               (b) "Options" shall mean the rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock or Convertible Securities.

               (c) "Convertible Amounts" shall mean the aggregate dollar amounts that are subject to conversion at any given time pursuant to the Conversion Option.

               (d)   "Convertible   Securities"   shall  mean  any  evidence  of
indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          3.2.2 Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of Goodrich-Delaware with or into another corporation (other than a merger or reorganization with respect to which Goodrich-Delaware is the continuing corporation and which does not result in any reclassification of the Common Stock), each share of Common Stock theretofore issuable upon exercise of any Conversion Option, shall be properly adjusted as to the number and kind of securities receivable upon the exercise of any Conversion Option, such that Lender shall receive the number and kind of securities which a holder of Common Stock would have been entitled to receive after the happening of any of the events described in this subsection (a) had the conversion pursuant to any Conversion Option been made immediately prior to the happening of such event or the record date for such event, whichever is earlier. The provisions of this subsection (a) shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

               (b) Split, Subdivision or Combination of Shares. If Goodrich-Delaware at any time prior to Lender's exercise of any Conversion Option shall split, subdivide or combine the Common Stock of Goodrich-Delaware, the Conversion Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

               (c) Stock Dividends. If Goodrich-Delaware at any time prior to Lender's exercise of any Conversion Option shall pay a dividend with respect to Common Stock of Goodrich-Delaware payable in shares of Common Stock, Options, or Convertible Securities, the Conversion Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distributions, to that price determined by multiplying the Conversion Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (including Common Stock issuable upon exercise, conversion or exchange of any Option or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to Goodrich-Delaware, or any increase by the number of

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shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increased to reflect such increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date.

               (d) Other Securities. In the event Goodrich-Delaware at any time prior to Lender's exercise of any Conversion Option makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of Goodrich-Delaware other than shares of Common Stock, then, and in each such event, provision shall be made so that the Lender shall receive, upon exercise of any Conversion Option, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Borrower which the Lender would have received had the Convertible Amounts been exchangeable for such Common Stock on the date of such event and had the Lender thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by Lender as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.2 with respect to the rights of the Lender.

          3.2.3 Other Adjustments. The First Benchmark Stock Price, the Second Benchmark Stock Price, and the Clawback Price shall all be subject to adjustment in the same manner and to the same extent as those adjustments made to the Conversion Price pursuant to Section 3.2.2 above.

          3.2.4 Fractional Shares. Pursuant to the Conversion Options, no fractions of shares of Common Stock shall be issued, but in lieu thereof Borrower shall pay a cash adjustment to Lender in respect of such fractional interest in an amount equal to such fractional interest multiplied by the then applicable Conversion Price; provided, however, that no payment will be made in respect of such cash adjustment if the amount payable is less than Twenty and No/100 Dollars ($20.00).

          3.2.5 Reserving Shares. Borrower shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the Conversion Options of Lender, such number of shares of Common Stock as shall from time to time be adjusted pursuant to this Section 3 hereof.

          3.2.6 Registration of Shares. Goodrich-Delaware shall file with the SEC within sixty (60) days following the Date of Note hereof a registration statement on Form S-1 under the Securities Act of 1933, as amended, or such other form that the Company is eligible to use or that the SEC deems appropriate (the "Registration Statement") for the registration of the resale by the Lender of the common stock of Goodrich-Delaware issuable upon conversion of this Note ("Registrable Securities"). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC by no later than ninety
(90) days after the Date of Note hereof and to ensure that the Registration Statement, and the underlying prospectus, remains in effect for so long as any Registrable Shares are outstanding.

               (a) Notwithstanding the foregoing, Goodrich-Delaware may defer the filing of the Registration Statement until a date not later than sixty (60) days after the time set forth above if Goodrich-Delaware or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed).

               (b) Notwithstanding the foregoing, if Goodrich-Delaware determines in its good faith judgment that the filing of any supplement or amendment to the Registration Statement in order to keep the Registration

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Statement  effective would require the disclosure of material  information  that
Goodrich-Delaware   has  a  bona  fide  business   purpose  for   preserving  as
confidential,    then   upon   written   notice   of   such   determination   by
Goodrich-Delaware   to  the  Lender,  the  obligation  of  Goodrich-Delaware  to
supplement  or  amend  the  Registration   Statement  will  be  suspended  until
Goodrich-Delaware notifies the Lender in writing that the reasons for suspension of such obligations no longer exist and Goodrich-Delaware amends or supplements the Registration Statement as may be required. The maximum number of consecutive days during which Goodrich-Delaware may delay the filing of any such supplement or amendment shall not exceed sixty (60) days.

          3.2.7 Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to Section 3 hereof, Borrower shall promptly issue a notice signed by its chief financial officer or chief executive officer stating, in reasonable detail, the new Conversion Price as a result of each adjustment, a brief statement of the facts requiring such adjustments and the computation thereof, and the date such adjustments became effective, and Borrower shall mail (by first class mail, postage prepaid) to Lender at Lender's address a copy of such notice.

4.       PREPAYMENT.
         -----------

     Some or all of the outstanding principal and accrued interest under this Note may be prepaid at any time without penalty, pursuant to the terms described herein (the "Prepayment Option"). Borrower may only exercise the Prepayment Option, if after giving Lender twenty (20) day's prior written notice Lender has not elected to exercise its Conversion Option for such amount as Borrower wants to prepay.

5.       BORROWER'S OPTION.
         ------------------

     If Borrower notifies Lender that it wishes to exercise its Prepayment Option for amounts that are not due for at least one year, and Lender then elects to use its Conversion Option for such amounts, then Goodrich-Delaware may elect to repurchase one half of the Common Stock that Lender received as a result of exercising such Conversion Option at a price of $6.00 per share, as adjusted pursuant to Section 3.2 (the "Clawback Price"). This option shall not be assignable by Goodrich-Delaware to any other party.

6.       METHOD OF PAYMENT.
         ------------------

     Borrower will pay Lender principal and interest that is not converted into shares of Goodrich-Delaware's common stock pursuant to the Conversion Option, and loan fees by check made payable to the Lender drawn on a United States bank and for United States dollars, or by wire transfer to an account of Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any remaining amount of any unpaid collection costs and late charges, then to accrued unpaid interest and then to any unpaid principal.

7.       FIXED INTEREST RATE.
         --------------------

     The interest rate on this Note is Eight Percent (8.0%) per annum, or, if lower, the maximum rate of interest allowed by applicable law.

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

8.       NOTICES.
         --------

     Any notice or other communication required or permitted under this Note shall be in writing and shall be delivered personally, sent by facsimile transmission, or sent by overnight courier. Any such notice shall be deemed received when so delivered personally, or when so transmitted by facsimile, or if sent by overnight courier on the day after delivered to the courier as follows:

TO BORROWER:  Goodrich Petroleum Company, L.L.C.
              333 Texas Street
              Suite 1375
              Shreveport, Louisiana 71101
              Fax:  (318)429-2296

TO LENDER:
              --------------------------------------

              --------------------------------------

              --------------------------------------
              Fax: (   )
                    ---  ---------------------------

with a copy to:            Attn:  Donald M. Campbell
                           Hambrecht & Quist Guaranty Finance, LLC
                           One Bush Street
                           San Francisco, CA 94104
                           Fax:  (415) 439-3804

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

9.       DEFAULT.
         --------

     Borrower will be in default if any Event of Default occurs under the Goodrich Credit Agreement.

10.      LENDER'S RIGHTS.
         ----------------

     Upon the occurrence and during the continuance of an Event of Default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due and payable, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note up to eighteen percent (18%) per annum, or, if lower, up to the maximum interest amount allowable by applicable law, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note. Borrower agrees to pay all reasonable out of pocket expenses of Lender in connection with the collection and enforcement of this Note. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including

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attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collections services. Borrower also will pay any court costs, in addition to all other sums provided by law. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of any federal or state court located in Shreveport, Louisiana. This Note shall be governed by and construed in accordance with the laws of the State of Louisiana.

11.      LOAN AGREEMENT.
         ---------------

     This Note is subject to and shall be governed by all the terms and conditions of the Credit Agreement, dated September , 1999, between the
                                                       ----
Borrower and Hambrecht & Quist Guaranty Finance, LLC, as Agent for Lender, as amended from time to time (the "Goodrich Credit Agreement").

12.      OUT-OF-POCKET EXPENSES.
         -----------------------

     Borrower shall pay to Lender the reasonable out-of-pocket expenses of Lender according to the provisions of Section 5.12 of the Goodrich Credit Agreement.

13.      SERVICE CHARGE.
         ---------------

     Since it would be impractical or extremely difficult to fix Lender's actual damages for collecting and accounting for a late payment, if any payment to Lender required herein is not paid on or before its due date, Borrower shall pay to Lender an amount equal to five percent (5%) of any such late payment (but not less than ten dollars ($10) nor more than two-hundred and fifty dollars ($250)).

14.      GENERAL PROVISIONS.
         -------------------

     Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note may, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in any collateral securing this Note and take any other action deemed necessary by Lender without the consent of or notice to anyone.

15.      COLLATERAL.
         -----------

     This Note is secured by certain collateral of the Borrower and others as more thoroughly described in the Security Documents (as defined in the Goodrich Credit Agreement).

PRIOR TO SIGNING THIS NOTE BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

GOODRICH PETROLEUM COMPANY, L.L.C.


By:
     -----------------------------------
         Walter G. Goodrich, President



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